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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 20, 2002


                     WESTERN INTERNATIONAL PIZZA CORPORATION
               (Exact name of registrant as specified in charter)

          NEVADA                     2-96430-NY                 11-2751630
(State or other Jurisdiction)   (Commission File No.)    (IRS Employer I.D. No.)


           4440 Von Karman Avenue, Suite 125, Newport Beach, CA 92660
               (Address of principal executive offices) (Zip Code)

           5525 South 900 East, Suite 110, Salt Lake City, Utah 84117 (Former name or former address, if changed since last report.)


       Registrant's telephone number, including area code: (949)200-4000


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Items 1 and 2.  Changes in Control and Acquisition or Disposition of Assets

The attached Exhibits are incorporated by reference herein, and the descriptions set forth below are qualified in their entirety by reference to the Exhibits.

On May 20, 2002, Western International Pizza Corp. (the "Company") acquired 100% of the issued and outstanding capital stock of AccuPoll, Inc., a Delaware corporation ("AccuPoll") pursuant to a Stock Exchange Agreement, dated May 20, 2002, by and between the Company, AccuPoll and certain shareholders of AccuPoll, in exchange for 18,875,000 shares of common stock of the Company (after giving effect to the 1 for 5 reverse stock split described in Item 5 below). This resulted in a change of control of the Company. Dennis Vadura and Frank Wiebe, the primary shareholders of AccuPoll, were issued 7,307,640 and 4,871,760 shares, respectively. This represents approximately 31% and 21%, respectively, of issued and outstanding common stock of the Company immediately after the acquisition. Mr. Vadura may be deemed to be the beneficial owner of an additional 750,680 shares owned by Web Tools International, Inc., which is controlled by Mr. Vadura. The Company anticipates issuing an additional 5,800,000 shares to consultants (1,200,000 shares) and in a private placement for cash (4,600,000 shares), which will further dilute Messrs. Vadura and Wiebe. The previous controlling shareholder was Jenson Services, Inc.

In addition, certain investors have granted to Messrs. Vadura and Wiebe a proxy to vote approximately 4,600,000 shares of common stock.

AccuPoll has designed and developed an intuitive touch-screen interface that provides a polling place electronic voting solution that is completely confidential, reliable, accurate, immediate, secure and auditable. While maintaining and preserving the current voter experience, AccuPoll adds the ability to accurately capture in electronic form a voter's true intent, while simultaneously preserving the legally binding vote - the official paper ballot. The ability to simultaneously produce two different electronic audit trails (recorded on both the polling place administrative work station and the local voting station), in addition to generating a printed paper ballot (which is completely auditable and able to be optically scanned) is the crucial element that makes the Company's patent-pending technology, in management's opinion, superior to other voting methods currently available in the market.

Concurrently with the acquisition of the majority interest in AccuPoll, the members of the Company's board of directors resigned, and a new board was appointed, consisting of Dennis Vadura, Frank Wiebe and Andreea Porcelli, all of whom were designated by AccuPoll's controlling shareholder, Dennis Vadura. The company's officers are Dennis Vadura as Chief Executive Officer and Frank Wiebe as President and Secretary.

Item 4.  Changes in Registrant's Certifying Accountant

On May 24, 2002, the Company selected Squar, Milner, Reehl & Williamson, LLP, LLP ("Squar"), the auditors of AccuPoll's financial statements, to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 2002. The Company's prior fiscal year end financial statements were audited by Mantyla McReynolds ("Mantyla"). The Company dismissed Mantyla McReynolds on May 24, 2002 and thanked them for their prior services. The decision to change auditors was approved by the Board of Directors.

During the two most recent fiscal years, and any subsequent interim period prior to May 24, 2002, the Company believes that there were no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla would have caused them to make reference to the subject matter of the disagreements in connection with their report. Mantyla's report on the financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Mantyla's report for the fiscal year ended June 30, 2001 and the three months ended June 30, 2000, contained a going concern qualification, and contained a fourth explanatory paragraph describing going concern contingencies.


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During the two most recent fiscal years, and any subsequent interim period prior to May 24, 2002, the Company believes that there was no disagreement or difference of opinion with Mantyla regarding any "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. There were no reportable events as that term is defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company has provided Mantyla with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K, and has requested that Mantyla furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. Such letter is attached hereto as Exhibit 3. In addition, the Company has authorized Mantyla to respond fully to the inquiries of Squar concerning the subject matter described in the foregoing paragraphs.

During the two most recent fiscal years and through May 24, 2002, the Company (or anyone on the Company's behalf) did not consult Squar in connection with the Company's financial statements regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any reportable event as described above.


Item 5.  Other events.

On May 20, 2002, the Board of Directors of the Company resolved to change the name of the Company to AccuPoll Holding Corp.

On May 20, 2002, the Board of Directors and majority shareholders of the Company approved a one-for-five reverse stock split (the "Reverse Stock Split") of its outstanding common stock (the "Common Stock"). The Reverse Stock Split is expected to be effective on May 30, 2002 to shareholders of record at the close of business on May 30, 2002. The Company has received a trading symbol to reflect the change of the name and business of the Company. The new trading symbol is ACUP.


Item 6.  Resignations of Registrant's Directors

In connection with, and immediately following, the acquisition described in Item 1 above, all of the Registrant's directors resigned and a new board designated by the controlling shareholders of AccuPoll was appointed.


Item 7.  Financial Statements.

AccuPoll has not had revenues to date, as it has not launched its product. AccuPoll does not have financial statements at this time, but is currently in the process of preparing audited financial statements from its inception in 2001. Audited financial statements will be filed within sixty days of the date the initial report on Form 8K is required to be filed.
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Item 7. Exhibits

Exhibit No.   Description
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     1.       Stock Exchange Agreement, dated May 20, 2002*

     2.       Letter of Mantyla & McReynolds re: change in certifying accountant

* Incorporated by reference to the Company's Current Report on Form 8K, filed May 28, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AccuPoll Holding Corp.
                                          A Nevada corporation,

                                          /s/ Dennis Vadura
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                                          Dennis Vadura, Chief Executive Officer